EXHIBIT 7.2

CALCULATION OF CONSOLIDATED SOLVENCY RATIOS ACCORDING TO THE RULES OF THE BANK OF PORTUGAL FOR THE FISCAL YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

                                                                       As of December 31,
                                                        -------------------------------------------------
                                                           2002               2001               2000
                                                        -----------        -----------        -----------
                                                                     (in thousands of euros)
Risk weighted assets
     Cash and due from banks                                504,984            779,615            947,931
     Loans and advances to customers                     32,958,582         32,799,071         32,846,663
     Securities                                           1,404,474          2,214,025          2,984,448
     Investments                                          1,818,116          1,566,369          3,064,316
     Other assets                                         3,790,563          3,731,333          3,427,941
                                                        -----------        -----------        -----------
           Total (1)                                     40,476,719         41,090,413         43,271,299
                                                        -----------        -----------        -----------

Risk weighted off balance sheet items
     Guarantees                                           4,747,137          1,875,891          2,473,033
     Other                                                2,258,666          4,934,276          3,635,814
                                                        -----------        -----------        -----------
     Total (2)                                            7,005,803          6,810,167          6,108,847
                                                        -----------        -----------        -----------

(General provisions for loan losses) (3)                   (525,487)          (567,041)          (582,184)
                                                        -----------        -----------        -----------

Risk weighted assets and off balance sheet items
     (4) = (1+2+3)                                       46,957,035         47,333,539         48,797,962
                                                        ===========        ===========        ===========

Requirements of own funds
     Risk weighted assets and contra accounts x 8%        3,756,563          3,786,683          3,903,837
     Trading portfolio                                       17,892             20,726             26,430
     Securitisation                                         174,240             55,751                 --
                                                        -----------        -----------        -----------
     Total                                                3,948,695          3,863,160          3,930,267
                                                        ===========        ===========        ===========

Owns funds
     Tier one                                             3,270,217          3,153,097          3,499,817
          of which: Preference shares                     1,198,199          1,223,725          1,215,754
     Tier two                                             2,354,154          1,983,353          1,349,691
     (Interests in financial institutions
          and deductible surpluses)                        (776,232)        (1,110,683)          (873,774)
                                                        -----------        -----------        -----------
     Total                                                4,848,139          4,025,767          3,975,734
                                                        ===========        ===========        ===========

Solvency ratio (Bank of Portugal)*                              9.8%               8.3%               8.1%

----------
*     Solvency ratio = Own funds / (Requirements of own funds * 12.5).


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